UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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  CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) February 11, 2019
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Fortive Corporation
(Exact Name of Registrant as Specified in Its Charter)
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Delaware
(State or Other Jurisdiction of Incorporation)

001-37654	47-5654583
(Commission File Number)	(IRS Employer Identification No.)

6920 Seaway Blvd Everett, WA	98203
(Address of Principal Executive Offices)	(Zip Code)

(425) 446-5000
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On February 11, 2019, the Board of Directors of Fortive Corporation (the “Company”) increased the size of the Company’s Board from seven to eight members and appointed Jeannine Sargent to the Board as a Class I director. In addition, the Board of Directors of the Company concurrently appointed Ms. Sargent to the Compensation Committee of the Board. Furthermore, in accordance with the Company’s Amended and Restated Certificate of Incorporation, Ms. Sargent will be presented for election by the shareholders at the 2019 annual meeting. As a non-employee director, Ms. Sargent will receive the same compensation paid to other non-employee directors of the Company as disclosed in Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 29, 2017, which is incorporated by reference herein. Ms. Sargent has also entered into an indemnification agreement with the Company, the form of which is disclosed as Exhibit 10.10 to Amendment No. 2 to the Company’s Registration Statement on Form 10, filed on April 7, 2016 and is incorporated by reference herein.
In connection with the appointment of Ms. Sargent, the Board also determined that Ms. Sargent is independent within the meaning of the listing standards of the New York Stock Exchange.
There is no arrangement or understanding between Ms. Sargent and any other person pursuant to which she was selected as a director of the Company. Furthermore, there are no transactions in which Ms. Sargent has an interest requiring disclosure under Item 404(a) of Regulation S-K.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTIVE CORPORATION

Date:	February 13, 2019	By:	/s/ Daniel B. Kim
Daniel B. Kim
Vice President - Associate General Counsel and Secretary